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                                                                     EXHIBIT 5.1



                                  June 24, 1998


ObjectShare, Inc.
16811 Hale Avenue, Suite A
Irvine, CA  92606-5020


Gentlemen:

        Reference is made to the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 858,117 shares of your Common Stock (the "Shares"), consisting of 808,117 additional shares reserved for issuance under the Company's 1993 Stock Plan, and 50,000 additional shares reserved for issuance under the Company's 1993 Employee Stock Purchase Plan (collectively, the "Stock Plans").

        It is our opinion that the Shares, when issued and sold in the manner referred to in the Stock Plans, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, and amendments thereto.

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                       /s/ WILSON SONSINI GOODRICH & ROSATI